Exhibit (10)(a)

[EVERSHEDS-SUTHERLAND (US) LLP]

Thomas E. Bisset

Direct Line:  202.383.0118

Internet:  thomasbisset@eversheds-sutherland.com

VIA EDGAR

April 18, 2017

Modern Woodmen of America

1701 1st Avenue

Rock Island, IL  61201

RE:	Modern Woodmen of America Variable Annuity Account
File No. 333-63972

Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as part of Post-Effective Amendment No. 20 to the Registration Statement on Form N-4 for Modern Woodmen of America Variable Annuity Account (File No. 333-63972).  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

Eversheds-Sutherland (US) LLP

/s/ Thomas E. Bisset
Thomas E. Bisset

Eversheds Sutherland (US) LLP is part of a global legal practice, operating through various separate and distinct legal entities, under Eversheds Sutherland.  For a full description of the structure and a list of offices, please visit www.eversheds-sutherland.com.